Exhibit 99.1

LaBranche & Co Inc.

Harvey S. Traison

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors: Michael Polyviou

Media: Brian Maddox/Scot Hoffman

(212) 850-5600

LABRANCHE & CO INC. REPORTS FIRST QUARTER 2005 RESULTS

NEW YORK, New York, April 27, 2005 – LaBranche & Co Inc. (NYSE:LAB) today reported financial results for the first quarter ended March 31, 2005.

Revenue for the 2005 first quarter was $67.3 million, compared to $79.9 million for the 2004 first quarter.  Net income available to common stockholders for the 2005 first quarter was $2.2 million, or $0.04 per diluted share, compared to $6.9 million, or $0.11 per diluted share, for the comparable 2004 quarter.

LaBranche has scheduled a conference call to review its 2005 first quarter results today at 10:00 a.m. (Eastern). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 680 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 104 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 500 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$40,041	$52,298
Commissions	23,563	25,523
Other	3,699	2,092
Total revenues	67,303	79,913

EXPENSES:
Employee compensation and related benefits	21,903	27,791
Interest	16,583	12,358
Exchange, clearing and brokerage fees	9,994	8,894
Lease of exchange memberships	1,012	4,143
Depreciation and amortization of intangibles	3,053	3,055
Other	11,046	10,031
Total expenses	63,591	66,272

Income before minority interest and provision for income taxes	3,712	13,641

MINORITY INTEREST	—	175

Income before provision for income taxes	3,712	13,466

PROVISION FOR INCOME TAXES	1,466	5,552

Net income	$2,246	$7,914

Preferred dividends and discount accretion	—	1,056

Net income available to common stockholders	$2,246	$6,858

Weighted-average common shares outstanding:
Basic	60,596	59,806
Diluted	60,866	60,224

Earnings per share:
Basic	$0.04	$0.11
Diluted	$0.04	$0.11

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$456,353	$444,446
Cash and securities segregated under federal regulations	5,670	13,511
Securities purchased under agreements to resell	92,000	87,000
Receivable from brokers, dealers and clearing organizations	391,469	158,421
Receivable from customers	4,593	10,555
Securities owned, at market value:
Corporate equities	320,508	319,378
Options	105,251	110,705
Exchange-traded funds	237,164	128,214
U.S. Government obligations	8	8
Commissions receivable	5,520	5,428
Exchange memberships contributed for use, at market value	13,500	9,450
Exchange memberships owned, at adjusted cost (market value of $59,773 and $41,696, respectively)	59,657	59,332
Goodwill and other intangible assets, net	634,190	636,784
Other assets	68,134	71,865

Total assets	$2,394,017	$2,055,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers and dealers	$137,983	$120,434
Payable to customers	5,117	3,830
Securities sold, but not yet purchased, at market value:
Corporate equities	330,395	265,078
Options	107,916	92,580
Exchange-traded funds	234,538	142,735
U.S. Government obligations	151,912	—
Accrued compensation	17,774	38,195
Accounts payable and other accrued expenses	28,487	18,245
Other liabilities	12,705	12,510
Income taxes payable	1,671	1,671
Deferred tax liabilities	156,778	156,294
Short term debt	2,000	2,000
Long term debt	481,457	481,448
Subordinated liabilities:
Exchange memberships contributed for use, at market value	13,500	9,450
Other subordinated indebtedness	15,395	17,285

Total liabilities	1,697,628	1,361,755

Minority interest	—	356

Total stockholders’ equity	696,389	692,986

Total liabilities and stockholders’ equity	$2,394,017	$2,055,097

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended March 31,
	2005	2004

NYSE average daily share volume (millions)	1,629.0	1,538.5

LAB share volume on NYSE (billions)	25.2	26.0

LAB dollar volume on NYSE (billions)	$813.6	$743.4

LAB number of principal trades on the NYSE (millions)	6.6	7.4

LAB principal shares traded on the NYSE (billions)	5.2	6.6

LAB dollar value of principal shares traded on the NYSE (billions)	$176.6	$196.0

LAB NYSE common stock listings	582	576

LAB AMEX common stock listings	102	104

LSP AMEX/PHLX option listings	504	248

###